As filed with the Securities and Exchange Commission on February 21, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAWSON INFRASTRUCTURE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0445167
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

950 Railroad Avenue

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

Mawson Infrastructure Group Inc. 2024 Omnibus Equity Incentive Plan

(Full title of the plan)

Rahul Mewawalla

Chief Executive Officer

Mawson Infrastructure Group Inc.

950 Railroad Avenue

Midland, Pennsylvania 15059

(Name and address of agent for service)

(412) 515-0896

(Telephone number, including area code, of agent for service)

with a copy to:

Meaghan S. Nelson

Stoel Rives LLP

101 S. Capitol Boulevard, Suite 1900

Boise, Idaho 83702

Telephone: (208) 387-4283

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Mawson Infrastructure Group Inc. (the “Company”) to register an additional 7,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable under the Company’s 2024 Omnibus Equity Incentive Plan (the “Plan”). The registration of 5,000,000 additional shares under the Plan is pursuant to the provision in the Plan which provides for annual automatic increases in the number of shares of Common Stock reserved for issuance under the Plan. In addition, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a participant to (i) satisfy the applicable exercise or purchase price of an award, and/or (ii) satisfy any applicable tax withholding obligation, in each case, shall be added to the number of shares of Common Stock available for the grant of awards under the Plan. Therefore, an additional 2,500,000 shares of Common Stock are being registered hereunder for those purposes.

The Company previously filed a Registration Statement on Form S-8 on June 21, 2024 (File No. 333-280370) relating to the Plan (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024;

2.	the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2024, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

3.	the Company’s Quarterly Reports on Form 10-Q filed with the Commission on May 15, 2024, August 19, 2024, and November 14, 2024;

4.	the Company’s Current Reports on Form 8-K filed with the Commission on April 1, 2024, April 15, 2024, April 18, 2024, April 30, 2024, May 10, 2024, May 20, 2024, June 14, 2024, June 18, 2024, June 21, 2024, June 25, 2024, July 3, 2024, July 17, 2024, July 18, 2024, August 9, 2024, August 12, 2024, August 22, 2024, August 27, 2024, September 9, 2024, September 10, 2024, September 11, 2024, September 16, 2024, October 17, 2024, October 28, 2024, December 4, 2024, December 10, 2024, December 13, 2024, January 7, 2025, January 10, 2025, January 17, 2025 and, January 29, 2025 and February 12, 2025 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items);

5.	the description of the Common Stock contained in the Company’s registration statement on Form 8-A, filed with the Commission on September 28, 2021, and all amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 of the Company’s Annual Report referred to in (1) above.

All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Securities Exchange Act of 1934, as amended, (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Certificate of Incorporation	8-K	000-52545	3.1	4/5/2012
4.2	Certificate of Amendment to Certificate of Incorporation	8-K	000-52545	3.1	7/18/2013
4.3	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017	8-K	000-52545	3.3	11/21/2017
4.4	Certificate of Amendment to Certificate of Incorporation dated March 1, 2018	8-K	000-52545	3.1	3/5/2018
4.5	Certificate of Amendment to Certificate of Incorporation dated March 17, 2021	8-K	000-52545	3.1	3/23/2021
4.6	Certificate of Amendment to Certificate of Incorporation dated June 9, 2021	8-K	000-52545	3.1	6/14/2021
4.7	Certificate of Amendment to Certificate of Incorporation dated August 11, 2021	8-K	000-52545	3.1	8/16/2021
4.8	Certificate of Amendment to Certificate of Incorporation dated February 6, 2023	8-K	001-40849	3.1	2/9/2023
4.9	Bylaws	8-K	000-52545	3.1	5/10/2013
4.10	Mawson Infrastructure Group Inc. 2024 Omnibus Equity Incentive Plan	Definitive Proxy Statement on Schedule 14A	001-40849		4/30/2024
4.11	Form of Stock Option Grant Notice and Option Agreement under Mawson Infrastructure Group Inc. 2024 Omnibus Equity Incentive Plan	S-8	333-280370	99.2	6/21/2024
5.1	Opinion of Stoel Rives LLP					X
23.1	Consent of Stoel Rives LLP (included in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm (Wolf & Company, P.C.)					X
23.3	Consent of Independent Registered Public Accounting Firm (LNP Audit and Assurance International PTY LTD)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on February 21, 2025.

MAWSON INFRASTRUCTURE GROUP INC.

By:	/s/ Rahul Mewawalla
Name:	Rahul Mewawalla
Title:	Chief Executive Officer, President, and Director

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Mawson Infrastructure Group Inc., a Delaware corporation, hereby constitutes and appoints Rahul Mewawalla and William Regan and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and re-substitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rahul Mewawalla	Chief Executive Officer, President, and Director	February 21, 2025
Rahul Mewawalla	(Principal Executive Officer)

/s/ William Regan	Chief Financial Officer	February 21, 2025
William Regan	(Principal Financial and Accounting Officer)

/s/ Michael Hughes	Director	February 21, 2025
Michael Hughes

/s/ Gregory Martin	Director	February 21, 2025
Gregory Martin

/s/ Ryan Costello	Director	February 21, 2025
Ryan Costello

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